                                             AMENDED AND RESTATED RESTRICTED
                                   STOCK AGREEMENT dated as of September 9,
                                   1997, among BONE, MUSCLE AND JOINT, INC., a Delaware corporation (the "Company"), LEHIGH VALLEY BONE, MUSCLE AND JOINT GROUP, L.L.C., a Pennsylvania limited liability company (the "Medical Group") and the individuals identified on the signature page hereto (each, a "Stockholder" and collectively, the "Stockholders").

                    In connection with the original affiliation transaction between the Company and the Medical Group, the Company, the Medical Group and the Stockholders entered into a restricted stock agreement dated as of July 1, 1996 (the "Original Restricted Stock Agreement"), pursuant to which the Company issued to the Stockholders shares (the "Original Shares") of the common stock, $.001 par value (the "Common Stock"), of the Company, which shares are subject to the terms and conditions set forth in such agreement. The parties hereto desire to amend the terms of the Original Restricted Stock Agreement as it pertains to the repurchase and transferability of the Original Shares, and further deem it appropriate to restate the Original Restricted Stock Agreement, as so amended, in its entirety.

                    NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree that the Original Restricted Stock Agreement be amended and restated, to read in its entirety as follows:

                         "RESTRICTED STOCK AGREEMENT

                    AGREEMENT made as of this 1st day of July, 1996, between BONE, MUSCLE AND JOINT, INC., a Delaware corporation (the "Company"), LEHIGH VALLEY BONE, MUSCLE AND JOINT GROUP, L.L.C., a Pennsylvania limited liability company (the "Medical Group"), and the individuals identified on the signature page hereto (each, a "Stockholder" and collectively, the "Stockholders".

                    This Agreement is the Restricted Stock Agreement referred to in Schedule IV of the Management Services Agreement dated as of the date hereof (the "Management Services Agreement"), among the Company, the Medical Group and the Stockholder.

                    In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                    1. Purchase and Sale of Restricted Shares; Representations and Warranties of Stockholder.

                    (a) Upon execution of this Agreement, the Company shall,

pursuant to Schedule IV of the Management Services Agreement, issue to each Stockholder that number of shares (such shares are referred to herein as the "Restricted Shares") of common stock, $.001 par value (the "Common Stock"), of the Company set forth opposite such Stockholder's name on Schedule A attached hereto. The aggregate shares of Common Stock issued to the Stockholders are referred to collectively herein as "Restricted Stock." Simultaneously with the execution and delivery hereof, the Company is delivering to each Stockholder the certificate(s) representing the Restricted Shares.

                     (b) In connection with the issuance of the Restricted Shares hereunder, each Stockholder represents and warrants to the Company that:

                         (i) the Restricted Shares to be issued to such Stockholder pursuant to this Agreement shall be acquired for such Stockholder's own account, for investment only and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Restricted Shares will not be disposed of in contravention of the 1933 Act or any applicable state securities laws;

                         (ii) such Stockholder has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies so as to enable such Stockholder to understand and evaluate the risks and benefits of his or her investment in the Restricted Shares;

                         (iii) such Stockholder has no need for liquidity in his or her investment in the Restricted Shares and is able to bear the economic risk of his or her investment in the Restricted Shares for an indefinite period of time and understands that the Restricted Shares have not been registered or qualified under the 1933 Act or any applicable state securities laws, by reason of the issuance of the Restricted Shares in a transaction exempt from the registration and qualification requirements of the 1933 Act or such state securities laws and, therefore, cannot be sold unless subsequently registered or qualified under the 1933 Act or such state securities laws or an exemption from such registration or qualification is available;

                         (iv) such Stockholder understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Stockholder) promulgated under the 1933 Act, depends on satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts;

                         (v) such Stockholder is an individual (A) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000 or (B) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and the full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year; or such Stockholder otherwise meets the requirements to be considered an accredited investor, as defined under the 1933 Act; and

                         (vi) such Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Restricted Shares and has had full access to or been provided with such other information concerning the Company as he or she has requested.

                    (c) This Agreement constitutes the legal, valid and binding obligation of each Stockholder, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by each such Stockholder does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Stockholder is a party or any judgment, order or decree to which such Stockholder is subject.

                    (d) As an inducement to the Company to issue the Restricted Shares to each Stockholder and as a condition thereto, each Stockholder acknowledges and agrees that:

                         (i) neither the issuance of the Restricted Shares to such Stockholder nor any provision contained herein shall affect the right of the Company to terminate the Management Services Agreement in accordance with its terms; and

                         (ii) the Company shall only be obligated to provide to such Stockholder substantially the same information regarding the Company that the Company regularly discloses to its other shareholders.

                    2. Vesting of the Restricted Shares.

                    (a) Except as otherwise provided in Section 2(b) below, the Restricted Shares held by each Stockholder shall become vested in accordance with the following schedule, if, as of each such date, (i) the Management Services Agreement has not been terminated, (ii) there has not been a Cessation of Active Practice by such Stockholder (as defined in Section 2(c) below), (iii) such Stockholder has not become permanently disabled (as described in Section 3(a)(iii) below), and (iv) such Stockholder has not died:

      Anniversary Date                            Percentage of
     of this Agreement                       Restricted Shares Vested
     -----------------                       ------------------------
           First                                       25%
           Second                                      25%
           Third                                       25%
           Fourth                                      25%


For purposes of this Agreement, "Anniversary Date of this Agreement" means July 1 of each year after 1996. Restricted Shares which have become vested are referred to herein as "Vested Shares" and all other Restricted Shares are referred to herein as "Unvested Shares."

                    (b) Notwithstanding the foregoing, in the event of the death of such Stockholder, in addition to any shares that have vested in accordance with Section 2(a) above, the number of Unvested Shares, if any, that would have become Vested Shares during the 12-month period immediately following the date of death had such death not occurred shall be deemed Vested Shares as of the date of death.

                    (c) For purposes of this Agreement, "Cessation of Active Practice" means a physician Stockholder's resignation from or termination of employment with the Medical Group (other than by reason of death or permanent disability).

                    3. Forfeiture and Repurchase of Restricted Shares.

                    (a) Forfeiture. In the event of the Cessation of Active Practice by or the death or permanent disability of the Stockholder (the "Forfeiture Event"), the following provisions shall apply.

                         (i) Such Stockholder or the estate (in the case of death) of such Stockholder shall transfer to the Medical Group, all of the Unvested Shares held by such Stockholder. Such Unvested Shares shall be transferred for no consideration and the stock certificate(s) representing those shares shall be delivered to the Company, no later than thirty (30) days after the Forfeiture Event, duly endorsed for transfer in accordance with this Section 3(a). The Company shall, within thirty (30) days after its receipt of a joinder to this Agreement executed by the Medical Group, issue and deliver to the Medical Group a certificate representing the Unvested Shares. The Unvested Shares distributed according to this Section 3(a) shall remain subject to the terms of this Agreement, including, without limitation, the vesting schedule set forth in Section 2(a) above.

                         (ii) The Medical Group shall not Sell (as hereinafter defined) any Unvested Shares to any Person, other than to one or more physician employees or equity owners of the Medical Group, who prior to the receipt of such shares from the Medical Group had not acquired any shares of the Company's Common Stock through the affiliation transaction between the Company and the Medical Group. As a condition to any such Sale, the transferee shall execute and deliver to the Company a Restricted Stock Agreement in substantially the form of this Agreement, effective as of the date of transfer of such shares. Any Unvested Shares distributed according to this Section 3(a) shall be subject to the vesting schedule set forth in Section 2(a) hereof.

                         (iii) For purposes of this Agreement, if such

     Stockholder is insured under a disability insurance policy, the determination under such policy as to whether such Stockholder's condition constitutes a permanent disability shall be binding on the parties hereto. If such Stockholder is not insured under a policy of disability insurance, such determination shall be made by an independent qualified physician proposed by the Medical Group, subject to the approval of the Company, which approval shall not be unreasonably withheld.

                    (b) Repurchase. In the event that the Management Services Agreement is terminated for any reason prior to the fourth anniversary of the Commencement Date (as defined therein) (the "Repurchase Event"), the Company shall have the right (but not the obligation) (the "Repurchase Option"), to be exercised in its sole discretion, to repurchase all or any portion of the Restricted Shares (whether vested or unvested and whether held by the Stockholders or one or more of any Stockholder's Permitted Transferees) pursuant to the terms and conditions set forth in this Section 3(b).

                         (i) The Company may elect to exercise the Repurchase Option and repurchase all or any portion of the Restricted Shares by delivering written notice (the "Repurchase Notice") to each Stockholder within ninety (90) days after the Repurchase Event; provided, however, that, if the Company elects to repurchase less than all of the

     Restricted Shares, the Company shall first repurchase Unvested Shares and then repurchase that number of Vested Shares, if any, as the Company may, in its sole discretion, elect. The Repurchase Notice shall set forth the number of Unvested Shares and Vested Shares to be repurchased, the aggregate consideration to be paid for such shares, and the time and place for the closing of the transaction. The purchase price payable for each Unvested Share shall equal the Original Value of such Share and the purchase price payable for each Vested Share shall equal the Fair Market Value of such share. If the Company decides to repurchase Restricted Shares from any Stockholder pursuant to this Section 3(b), then the Company must purchase that number of Restricted Shares which it has elected to repurchase from all of theStockholders pro rata according to the number of shares of Restricted Stock held by all of the Stockholders at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest whole share).

                         (ii) The closing of the repurchase of Restricted Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than sixty (60) days nor less than five (5) days after the delivery of the Repurchase Notice. The Company shall pay for Restricted Shares to be purchased pursuant to the Repurchase Option by delivery of
     (A) a check or wire transfer of funds, (B) subordinated note or notes payable in up to five equal annual installments beginning on the first anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the greater of either the prime rate announced from time to time by The Chase Manhattan Bank (National Association) plus 1/2% or the "applicable Federal rate" (as defined in

     Section 1274(d) of the Internal Revenue Code) in effect from time to time, or (C) a combination of both (A) and (B), in the aggregate amount of the repurchase price for such shares. Any notes issued by the Company pursuant to this paragraph 3(b)(ii) shall be subject to the restrictive covenants, if any, to which the Company is subject at the time of such repurchase. The Company shall be entitled to require the signature of such Stockholder to be guaranteed and to receive representations and warranties from such Stockholder regarding (x) such Stockholder's power, authority and legal capacity to enter into such sale and to transfer valid right, title and interest in such Restricted Shares, (y) such Stockholder's ownership of such Restricted Shares and the absence of any liens, pledges, and other encumbrances on such Restricted Shares and (z) the absence of any violation, default, or acceleration of any agreement or instrument pursuant to which such Stockholder or such Stockholder's assets are bound resulting from such sale.

                         (iii) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Restricted Shares by the Company under this Section 3(b) shall be subject to applicable restrictions, if any, contained in its certificate of incorporation, any financing agreement to which the Company is a party, Federal law or the Delaware General Corporation Law. If any such restrictions prohibit or otherwise delay the repurchase of Restricted Shares hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so.

                         (iv) In the event that any Restricted Shares are repurchased pursuant to this Section 3(b), such Stockholder and his or her successors and assigns shall, at the Company's expense, take all reasonable steps to obtain all required third-party, governmental and regulatory consents and approvals and take all other reasonable actions necessary to facilitate consummation of such repurchase in a timely manner.

                    4. Transfer Restriction; Legend.

                    Except as otherwise expressly provided in Section 3 and except for Permitted Transfers, no Stockholder may sell or transfer or agree to sell or transfer ("Sale" or "Sell") any Restricted Shares unless such Sale shall be in accordance with the procedures set forth in this Section 4; provided, however, that with respect to this Section 4, Restricted Shares, at any point in time, shall be limited to Vested Shares and at no time shall any Stockholder have the right to Sell Unvested Shares (other than pursuant to Section 3 above):

                    (a) In the event that a Stockholder receives a bona fide offer from a third party (the "Prospective Stockholder") to purchase all or any part of the Restricted Shares owned by such Stockholder, such Stockholder shall deliver to the Company a written notice (the "Offer Notice"), which shall be irrevocable for a period of fifteen (15) business days after delivery thereof (the "Offer Period"), offering (the "Offer") all of the Restricted Shares proposed to be Sold by such Stockholder to the Prospective Stockholder at the purchase price and on the terms of the proposed Sale to the Prospective Stockholder (such Offer Notice shall include the foregoing information, a copy of the Prospective Stockholder's bona fide offer and all other relevant terms of the proposed Sale, including the identification of the Prospective Stockholder). The Company shall have the right and option, for a period of fifteen (15) business days after delivery of the Offer Notice, to repurchase all or any part of the Restricted Shares so offered at the purchase price and on the terms stated in the Offer Notice. Such acceptance shall be made by delivering a written notice to such Stockholder within said fifteen
(15)  business-day period.

                    (b) Sales of Restricted Shares under the terms of Section 4(a) above shall be made on a mutually satisfactory business day within fifteen (15) business days after the expiration of the Offer Period. Delivery of certificates or other instruments evidencing such Restricted Shares duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

                    (c) If the Company fails to purchase all of the Restricted Shares offered for Sale pursuant to the Offer Notice, then at any time within sixty (60) business days after the expiration of the Offer Period such Stockholder may Sell all or any part of the remaining Restricted Shares so offered for Sale on terms no more favorable to the Prospective Stockholder than the terms stated in the Offer Notice; provided, however, that such Stockholder shall not, under any circumstances, Sell any Restricted Shares to the Prospective Stockholder if the Board of Directors of the Company, in its sole discretion, determines in good faith that the Prospective Stockholder is a competitor, or an Affiliate of a competitor, of the Company or that such Prospective Stockholder's ownership of such Restricted Shares would be contrary to the best interests of the Company. In the event that all of such Restricted Shares are not Sold by such Stockholder to the Prospective Stockholder during such period, the right of such Stockholder to Sell such Restricted Shares to the Prospective Stockholder shall expire and the obligations of such Stockholder pursuant to this Section 4 shall be reinstated.

                    (d) Any Permitted Transferee (other than the Company) shall, as a condition to such transfer, (i) agree to be bound by all of the provisions of this Agreement applicable to such Stockholder and shall evidence such agreement by executing and delivering to the Company a joinder to this Agreement in form and substance satisfactory to the Company, and (ii) if such transferee is a partner in or an equity owner or employee of the Medical Group, execute a noncompetition agreement in form and substance satisfactory to the Company (if such transferee is not, as of the date of such transfer, a party to such an agreement with the Company).

                    (e) The certificate(s) representing the Restricted Shares will bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE

                  SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.

                  ADDITIONALLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS, TRANSFER RESTRICTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK AGREEMENT DATED AS OF JULY 1, 1996, AMONG THE STOCKHOLDER, LEHIGH VALLEY BONE, MUSCLE AND JOINT GROUP, L.L.C. AND BONE, MUSCLE AND JOINT, INC. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                    (f) The restrictions on transfers of Vested Shares set forth in this Section 4 shall expire, and shall be of no further force or effect, upon the consummation of the initial public offering of the Company's Common Stock pursuant to the 1933 Act.

                    5. Definitions.

                    (a) "Affiliate" means, with respect to any Person, (a) any director, officer, 10% stockholder or partner of such Person and (b) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                    (b) "Fair Market Value" of each share of Restricted Stock means the average of the closing prices of the sales of the Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any given day, the average of the last bid and asked prices on all such exchanges at the end of such day, or, if on any given day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market National Market System ("Nasdaq") as of 4:00 P.M., New York time, or, if on any given day the Common Stock is not quoted in Nasdaq, the average of the bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive trading days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in Nasdaq or the over-the-counter market, the Fair Market Value shall be that value jointly determined by the Stockholder and the Company, provided that if they cannot so agree, such value shall be determined by a mutually acceptable investment banking or other qualified firm of national or regional reputation, retained jointly by the Company and the Medical Group, and all fees, expenses and other charges of such firm incurred in connection with such determination of Fair Market Value shall be borne and shared equally by the Company and the Medical Group. In the event that the parties are unable to agree upon such an investment banking or other qualified firm within ten (10) days after the date on which either party may initially propose such a firm, a qualified firm shall be selected in the following manner:

                         First, the Stockholder shall send a list of four such firms, arranged in order of the Stockholder's preference, by written notice to the Company within seven (7) days after the expiration of the above referenced 10-day period. If the Stockholder does not furnish such list to the Company within the required time period, the Company may, within seven (7) days following expiration of the initial seven-day period, submit a list of four such firms to the Stockholder.

                         Second, the Company (or the Stockholder, as applicable) shall select, within seven (7) days after receipt of the above-referenced list, one of the firms identified on such list and shall give written notice thereof to the other party. If the recipient of such list does not make any such selection, the firm identified as the first choice on such list shall be deemed acceptable and agreeable to each of the parties.

                    (c) "Internal Revenue Code" means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

                    (d) "Original Value" of each share of Restricted Stock purchased hereunder will be equal to $0.05 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

                    (e) "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability corporation or partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                    (f) "Permitted Transferee" means, as to the Stockholder, any transferee who acquires the Restricted Shares pursuant to a Permitted Transfer or any other transfer made in accordance with the provisions of this Agreement.

                    (g) "Permitted Transfer" means, as to any Stockholder, any sale or transfer of Vested Shares to (A) the spouse or lineal descendants of such Stockholder or (B) a trust for the benefit of any of the foregoing.


                    (h) "Public Sale" means any sale of Restricted Stock to the public pursuant to an offering registered under the 1933 Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the 1933 Act.

                    (i) "Restricted Shares" has the meaning set forth in
     Section 1(a). The Restricted Shares will continue to be Restricted Shares in the hands of any holder (other than the Company and any transferees in a Public Sale), and except as otherwise provided herein, each such other holder of the Restricted Shares will succeed to all rights and obligations attributable to a Stockholder as the holder of the Restricted Shares hereunder. The Restricted Shares will also include shares of the Company's capital stock issued with respect to the Restricted Stock by way of a stock split, stock dividend or other recapitalization.

                    (j) "1933 Act" means the Securities Act of 1933, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

                    6. Indemnification.

                    (a) The Company shall indemnify, defend and hold harmless each Stockholder against all liability, loss or damage sustained by such Stockholder, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Company contained in this Agreement.

                    (b) Each Stockholder shall indemnify and hold harmless the Company against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of such Stockholder contained in this Agreement.

                    7. General Provisions.

                    (a) Transfers in Violation of Agreement. Any sale, transfer, assignment or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (each, a "Transfer") or attempted Transfer of any Restricted Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Restricted Shares as the owner of such stock for any purpose.

                    (b) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                    (c) Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                    (d) Relationship Among Stockholders. No Stockholder shall have any responsibility for any breach of this Agreement by any other Stockholder or for any representations, warranties, acts or omissions of any other Stockholder. Each Stockholder is entering into this Agreement for and on behalf of such Stockholder only, and no partnership, joint venture, unincorporated association or any other legal entity is intended to be formed by or among the Stockholders as a result of or in connection with this Agreement. The parties have chosen to execute a single instrument for convenience only, and this Agreement shall be construed as separate and several agreements among the Medical Group, the Company and each of the respective Stockholders for all purposes. This Agreement may be executed in separate counterparts.

                    (e) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                    (f) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by each Stockholder, the Company and their respective successors, permitted assigns, heirs, representatives and estate, as the case may be (including subsequent holders of Restricted Stock); provided, however, that the rights and obligations of any Stockholder under this Agreement shall not be assignable except in connection with a Permitted Transfer of Restricted Shares hereunder.

                    (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Pennsylvania or any other jurisdiction), that would cause the laws of any jurisdiction other than the State of Pennsylvania to be applied. In furtherance of the foregoing, the internal law of the State of Pennsylvania will control the interpretation and construction of this agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                    (h) Jurisdiction, Etc.

                         (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the jurisdiction of any Pennsylvania Commonwealth court or Federal court of the United States of America sitting in the Commonwealth of Pennsylvania, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Pennsylvania Commonwealth court or, to the extent permitted by law, in such Federal court.

                         (ii) Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any other jurisdiction. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Pennsylvania Commonwealth or Federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                     (i) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs (including reasonable attorneys' fees) for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

                    (j) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Stockholders and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof; provided, however, that the Company may, without any Stockholder's consent, amend Schedule A hereto upon consummation of a Permitted Transfer of Restricted Shares hereunder by any Stockholder to reflect the then current ownership of the Restricted Stock.

                    (k) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, transmitted via telecopier, mailed by first class mail (postage prepaid and return receipt requested) or sent by nationally-recognized overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via telecopier, three business days after deposit in the U.S. mail and one business day after deposit with a nationally-recognized overnight courier service.

                         (i) If to the Company, to:

                             Bone, Muscle and Joint, Inc.
                             4800 North Federal Highway, Suite 104D
                             Boca Raton, Florida  33431
                             Attention:  Naresh Nagpal, M.D., President
                             Telephone:  (561) 391-1311
                             Telecopier: (561) 391-1389;

                             with a copy to:

                             O'Sullivan Graev & Karabell, LLP
                             30 Rockefeller Plaza, 41st Floor
                             New York, New York  10112
                             Attention:  Jeffrey S. Held, Esq.
                             Telephone:  (212) 408-2417
                             Telecopier: (212) 408-2420; and

                        (ii) If to any Stockholder, to his or her address set forth on the signature page hereto beneath his or her name;

                             with a copy to:

                             Lehigh Valley Bone, Muscle and Joint Group, L.L.C. 2597 Schoenersville Road
                             Bethlehem, Pennsylvania  18017
                             Attention:  Ranjan Sachdev, M.D.
                             Telephone:  (610) 691-0973
                             Telecopier: (610) 691-7882; and

                             Margolis Duckworth & Funt, P.C.
                             2045 Westgate Drive, Suite 404

                             Bethlehem, Pennsylvania  18017
                             Attention:  Timothy J. Duckworth, Esq.
                             Telephone:  (610) 882-9800
                             Telecopier: (610) 882-9822.

                    (l) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the State of Pennsylvania, the time period for giving notice or taking action shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                    (m) Attorneys' Fees. In the event of any dispute or controversy arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the other party all costs and expenses, including attorneys' fees and accountants' fees, incurred in connection with such dispute or controversy.

                    (n) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                    (o) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

                    (p) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa."

                                   * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Restricted Stock Agreement as of the date first written above.

                                   COMPANY

                                   BONE, MUSCLE AND JOINT, INC.

                                   By:__________________________
                                      Name:
                                      Title:


                                   MEDICAL GROUP

                                   LEHIGH VALLEY BONE, MUSCLE AND JOINT GROUP,
                                   L.L.C.

                                   By:__________________________
                                      Name:
                                      Title:

                                   STOCKHOLDERS

                                   -----------------------------
                                   Signature

                                   -----------------------------
                                   Printed Name

                                   Address for notices:

                                   -----------------------------

                                   -----------------------------

                                                                  SCHEDULE A

                                 Stockholders

                                                   Number of
      Name                                     Restricted Shares
      ----                                     -----------------
Thomas S. Sauer, M.D.                              [        ]
Ranjan Sachdev, M.D.                               [        ]
Joseph L. Garbarino, M.D.                          [        ]
John M. Williams, M.D.                             [        ]
Peter W. Kozicky, M.D.                             [        ]